UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2007
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 75-2811855 (Commission File Number)	(IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas (Address of Principal Executive Offices)	79706 (Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On June 19, 2007, the Board of Directors of Natural Gas Services Group, Inc., or “NGS”, voted to merge Screw Compression Systems, Inc., a Texas corporation and wholly-owned subsidiary of NGS, with and into NGS. On June 25, 2007, NGS entered into Articles of Merger setting forth the plan and terms of the merger. A copy of the Articles of Merger entered into by the Company is included with this Current Report on Form 8-K as Exhibit 2.1. The merger will become effective on June 30, 2007, at which time all of the issued and outstanding shares of common stock of Screw Compression Systems, Inc., all of which are held by NGS, will be cancelled without consideration and NGS will continue as the surviving entity of the merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 19, 2007, in connection with their vote to merge Screw Compression Systems, Inc. with and into Natural Gas Services Group, Inc., the Board of Directors of NGS elected Paul D. Hensley to the office of Senior Vice President of NGS. Mr. Hensley currently serves as President of Screw Compression Systems, Inc. and will continue to serve in this capacity until June 30, 2007, when the merger of Screw Compression Systems, Inc. with and into NGS becomes effective, at which time Mr. Hensley will begin his term as Senior Vice President of NGS.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Articles of Merger entered into by Natural Gas Services Group, Inc. on June 25, 2007 (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor, CEO, President and
Chairman of the Board

Dated: June 25, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Articles of Merger entered into by Natural Gas Services Group, Inc. on June 25, 2007 (filed herewith)